Exhibit 99.1

AudioEye Reports Record Third Quarter 2021 Results

Twenty-Third Consecutive Period of Record Revenue

TUCSON, Ariz. — November 11, 2021 — AudioEye, Inc. (NASDAQ: AEYE), an industry-leading software solution provider delivering website accessibility compliance to businesses of all sizes, reported financial results for the third quarter ended September 30, 2021.

AudioEye Interim CEO David Moradi said, “AudioEye had another strong quarter as we grew revenue across all channels and increased MRR while achieving high logo and dollar retention. Gross margins remain healthy in the mid-70s, up substantially from prior years.”

“We recently launched Issue Reporting, which allows us to offer a comprehensive accessibility solution for a fraction of the price of traditional approaches. Customers can now quickly sort accessibility issues by type and severity to view those fixed automatically and those requiring additional attention. We are receiving the payoff from the hard work and investments we are making in R&D, which further enhances our value proposition to customers.”

Third Quarter 2021 Financial Results

●	Total revenue increased approximately 17% to a record $6.2M from $5.3M in the same prior year period.

●	Monthly Recurring Revenue (MRR) as of September 30, 2021 increased 24% to $2.1M from $1.7M as of September 30, 2020.

●	Gross profit increased to a record $4.6M (74.7% of total revenue) from $3.8M (71.0% of total revenue) in the same prior year period. The increase in gross profit was primarily due to continued recurring revenue growth and continued improvement in automation in product offerings.

●	Total operating expenses increased 72% to $9.3M from $5.4M in the same prior year period. The increase in operating expenses was due primarily to increases in research and development and sales and marketing expenses as the Company continues investment to build a best-in-class product and support scalable and profitable long-term growth.

●	Net loss available to common stockholders was $4.7M, or $(0.41) per share, compared to $1.1M, or $(0.12) per share, in the same prior year period. The greater net loss was primarily due to the increase in operating expenses discussed above.

●	Non-GAAP net loss in Q3 of 2021 was $2.8M, or $(0.24) per share, compared to the same prior year period of $0.2M, or $(0.02) per share. The non-GAAP net loss and EPS performance reflects adjustments primarily for stock-based compensation expense and interest expense.

●	At quarter-end, the Company had $22.0M in cash, compared to $9.1M on December 31, 2020.

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Other Updates

●	Promoted three executives to facilitate further growth and scale. Chris Hundley was promoted from CTO to President, Dominic Varacelli from President to COO and Mase Gray from Chief Architect to CTO.

●	Continued to grow client roster to approximately 80,000 customers as of September 30, 2021, representing an increase of approximately 270% over September 30, 2020.

●	The Company recently released Issue Reporting to help companies continuously detect, track and monitor accessibility issues on their websites. Customers can now quickly sort accessibility issues by type and severity.

●	In October, the Company announced the AudioEye A11iance Community that brings people with disabilities to the forefront of the product development and quality assurance processes.

●	Dominic Varacalli, COO, co-led a discussion on the contributions of technology in digital accessibility, alongside Anil Lewis, the Director of Advocacy and Policy for the National Federation of the Blind (NFB) at M-Enabling, an event hosted by Mike Paciello, a prominent accessibility advocate and founder of WebABLE.

●	Selected by HubSpot as the digital accessibility provider for its second annual INBOUND event, which was held virtually for the second year in a row. Zach Okun presented alongside disability rights activist Judith Heumann in a discussion titled "Inclusivity is Not Exclusive.” Additionally, AudioEye’s Accessibility Evangelist Alisa Smith presented on “Designing Inclusive Digital Content.”

Financial Outlook

The Company expects revenue to be between $6.3 and $6.5 million in the fourth quarter representing 15% year over year growth at the midpoint.

Conference Call Information

AudioEye management will hold a conference call today, November 11, 2021 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

AudioEye management will host the conference call, followed by a question and answer period.

Date: Thursday, November 11, 2021

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in number: 1-877-407-9208

International number: 1-201-493-6784

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will also be webcast live and available for replay, which will be accessible via the investor relations section of the company’s website. The audio recording will remain available via the investor relations section of the company’s website for 90 days.

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A telephonic replay of the conference call will also be available after 7:30 p.m. Eastern time on the same day through November 18, 2021.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13724699

About AudioEye

AudioEye is an industry-leading digital accessibility platform delivering ADA and WCAG compliance at scale. By combining easy-to-use technology and subject matter expertise, AudioEye helps companies and content creators solve every aspect of web accessibility--from finding and resolving issues to navigating legal compliance, to ongoing monitoring and upkeep. Trusted by the FCC, ADP, SSA, Samsung, and others, AudioEye delivers automated remediations and continuous monitoring for accessibility issues without making fundamental changes to website architecture, source code, or browser-based tools. Join us on our mission to eradicate barriers to digital access, visit www.audioeye.com.

Forward-Looking Statements

Any statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “confident”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding anticipated contributions from new sales channels, long-term growth prospects, opportunities in the digital accessibility industry, our revenue and MRR guidance, and our expectation of investments in marketing and sales. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; risks associated with our new platform and sales channels; product development and technological changes; the acceptance of AudioEye’s products in the marketplace by existing and potential future customers; competition; inherent uncertainties and costs associated with litigation; general economic conditions; and uncertainties regarding the impact on our business and the overall economy from the coronavirus (COVID-19) outbreak. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission (the “SEC”), including AudioEye’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 11, 2021 and in subsequent filings with the SEC. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

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About Key Operating Metrics

We consider monthly recurring revenue (“MRR”) as a key operating metric and a key indicator of our overall business. We also use MRR as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating, on at least a quarterly and annual basis, actual results against such expectations; and (ii) as a performance metric for certain executive stock-based compensation awards.

We manage customers through two primary channels, Enterprise and Partner and Marketplace. Enterprise channel consists of our larger customers and organizations, including those with non-platform custom websites, who generally engage directly with AudioEye sales personnel for custom pricing and solutions. This channel also includes federal, state and local government agencies. The Partner and Marketplace channel consists of our CMS partners, platform & agency partners, authorized resellers and our marketplace. This channel serves small and medium sized businesses who are on a partner or reseller’s web-hosting platform or who purchase an AudioEye solution from our marketplace.

We define MRR as the sum of (i) for our Enterprise sales channel, the total of the average monthly recurring fee amount under each active paid contract at the date of determination, plus (ii) for our Partner and Marketplace channel, the recognized recurring monthly fee amount for all paying customers at the date of determination, in each case, assuming no changes to the subscription and without taking into account any usage above the subscription or recurring revenue base, if any, that may be applicable to such subscription. This determination includes both annual and monthly contracts for recurring products. Some of our contracts are cancelable, which may impact future MRR. MRR excludes revenue from our PDF remediation services and Mobile App report business.

Use of Non-GAAP Financial Measures

From time to time, we review adjusted financial measures that assist us in comparing our operating performance consistently over time, as such measures remove the impact of certain items, as applicable, such as our capital structure (primarily interest charges), items outside the control of the management team (taxes), and expenses that do not relate to our core operations, including transaction-related expenses and other costs that are expected to be non-recurring. In order to provide investors with greater insight and allow for a more comprehensive understanding of the information used in our financial and operational decision-making, the Company has supplemented the information presented on a GAAP basis in this press release with the following non-GAAP financial measures: Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of Company results as reported under GAAP. The Company compensates for such limitations by relying primarily on our GAAP results and using non-GAAP financial measures only as supplemental data. We also provide a reconciliation of non-GAAP to GAAP measures used. Investors are encouraged to carefully review this reconciliation. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by us, may differ from and may not be comparable to similarly titled measures used by other companies.

We define: (i) Non-GAAP earnings (loss) as net income (loss), less non-cash valuation adjustments to liabilities, plus interest expense, plus stock-based compensation expense, plus loss on impairment of long-lived assets, plus loss on disposal of property and equipment, plus severance related to strategic shift, and less gain on loan forgiveness; and (ii) Non-GAAP earnings (loss) per diluted share as net income (loss) per diluted common share, less non-cash valuation adjustments to liabilities, plus interest expense, plus stock-based compensation expense, plus loss on impairment of long-lived assets, plus loss on disposal of property and equipment, plus severance related to strategic shift, and less gain on loan forgiveness, each on a per share basis. Non-GAAP earnings per diluted share would include incremental shares in the share count that are considered anti-dilutive in a GAAP net loss position. However, no incremental shares apply when there is a Non-GAAP loss per diluted share, as is the case for the periods presented in this press release.

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Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share are used to facilitate a comparison of our operating performance on a consistent basis from period to period and provide for a more complete understanding of factors and trends affecting our business than GAAP measures alone. All of the items adjusted in the Non-GAAP earnings (loss) to net loss and the related per share calculations are either recurring non-cash items, or items that management does not consider in assessing our on-going operating performance. In the case of the non-cash items, such as stock-based compensation expense and valuation adjustments to assets and liabilities, including loss on impairments and disposals, management believes that investors may find it useful to assess our comparative operating performance because the measures without such items are expected to be less susceptible to variances in actual performance resulting from expenses that do not relate to our core operations and are more reflective of other factors that affect operating performance. In the case of items that do not relate to our core operations, management believes that investors may find it useful to assess our operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

Non-GAAP earnings (loss) is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities, despite the advantages regarding the use and analysis of these measures as mentioned above. Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share, as disclosed in this press release, have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP; nor are these measures intended to be measures of liquidity or free cash flow for our discretionary use.

To properly and prudently evaluate our business, we encourage readers to review the GAAP financial statements included elsewhere in this press release, and not rely on any single financial measure to evaluate our business. Reconciliations of Non-GAAP earnings (loss) to net loss, the most directly comparable GAAP-based measure, as well as Non-GAAP earnings (loss) per diluted share to net loss per diluted share, the most directly comparable GAAP-based measure, are included in this press release. We strongly urge readers to review these reconciliations, along with the consolidated financial statements included elsewhere in this press release.

Corporate Contact:

AudioEye, Inc.

Dr. Carr Bettis, Executive Chairman

cbettis@audioeye.com

Investor Contact:

Matt Glover or Tom Colton

AEYE@gatewayir.com

(949) 574-3860

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AUDIOEYE, INC.

STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2021	2020	2021	2020
Revenue	$6,202	$5,341	$18,011	$14,885

Cost of revenue	1,567	1,551	4,432	4,478

Gross profit	4,635	3,790	13,579	10,407

Operating expenses:
Selling and marketing	4,504	2,028	10,638	5,551
Research and development	1,611	203	3,950	801
General and administrative	3,175	3,197	9,502	8,185
Total operating expenses	9,290	5,428	24,090	14,537

Operating loss	(4,655)	(1,638)	(10,511)	(4,130)

Other income (expense):
Change in fair value of warrant liability	—	593	—	120
Gain on loan forgiveness	—	—	1,316	—
Interest expense	(2)	(35)	(11)	(141)
Total other income (expense)	(2)	558	1,305	(21)

Net loss	(4,657)	(1,080)	(9,206)	(4,151)

Dividends on Series A Convertible Preferred Stock	—	(13)	(69)	(39)

Net loss available to common stockholders	$(4,657)	$(1,093)	$(9,275)	$(4,190)

Net loss per common share-basic and diluted	$(0.41)	$(0.12)	$(0.85)	$(0.46)

Weighted average common shares outstanding-basic and diluted	11,329	9,385	10,929	9,067

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AUDIOEYE, INC.

BALANCE SHEETS

(unaudited)

	September 30,	December 31,
(in thousands, except per share data)	2021	2020
ASSETS
Current assets:
Cash	$21,953	$9,095
Accounts receivable, net of allowance for doubtful accounts of $195 and $79, respectively	3,798	5,096
Deferred costs, short term	120	152
Prepaid expenses and other current assets	594	288
Total current assets	26,465	14,631

Property and equipment, net of accumulated depreciation of $187 and $209, respectively	173	91
Right of use assets	452	617
Deferred costs, long term	49	77
Intangible assets, net of accumulated amortization of $5,211 and $4,328, respectively	2,524	2,137
Goodwill	701	701
Total assets	$30,364	$18,254

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,131	$2,190
Finance lease liabilities	62	49
Operating lease liabilities	246	229
Deferred revenue	6,075	6,328
Term loan, short term	—	219
Total current liabilities	9,514	9,015

Long term liabilities:
Finance lease liabilities	57	12
Operating lease liabilities	240	427
Deferred revenue	20	83
Term loan, long term	—	1,083
Total liabilities	9,831	10,620

Stockholders' equity:
Preferred stock, $0.00001 par value, 10,000 shares authorized
Series A Convertible Preferred Stock, $0.00001 par value, 200 shares designated, zero and 90 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	1
Common stock, $0.00001 par value, 50,000 shares authorized, 11,352 and 10,130 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	86,822	64,716
Accumulated deficit	(66,290)	(57,084)
Total stockholders' equity	20,533	7,634

Total liabilities and stockholders' equity	$30,364	$18,254

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AUDIOEYE, INC.

RECONCILIATIONS OF GAAP to NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2021	2020	2021	2020
Non-GAAP Earnings (Loss) Reconciliation
Net loss (GAAP)	$(4,657)	$(1,080)	$(9,206)	$(4,151)
Non-cash valuation adjustments to liabilities	—	(593)	—	(120)
Interest expense	2	35	11	141
Stock-based compensation expense	1,881	1,089	5,425	2,004
Severance (1)	—	360	—	360
Loss on impairment of long-lived assets	—	—	10	—
Loss on disposal of property and equipment	—	—	12	—
Gain on loan forgiveness	—	—	(1,316)	—
Non-GAAP loss	$(2,774)	$(189)	$(5,064)	$(1,766)

Non-GAAP Earnings (Loss) per Diluted Share Reconciliation
Net loss per common share (GAAP) — diluted	$(0.41)	$(0.12)	$(0.85)	$(0.46)
Non-cash valuation adjustments to liabilities	—	(0.06)	—	(0.01)
Interest expense	—	—	—	0.02
Stock-based compensation expense	0.17	0.12	0.50	0.22
Severance (1)	—	0.04	—	0.04
Loss on impairment of long-lived assets	—	—	—	—
Loss on disposal of property and equipment	—	—	—	—
Gain on loan forgiveness	—	—	(0.12)	—
Non-GAAP loss per diluted share (2)	$(0.24)	$(0.02)	$(0.47)	$(0.19)
Diluted weighted average shares (3)	11,329	9,385	10,929	9,067

(1)	Represents severance expense associated with the move of our technology center to Portland, Oregon, and is exclusive of accrued vacation paid upon termination of employment.

(2)	Non-GAAP earnings per adjusted diluted share for our common stock is computed using the more dilutive of the two-class method or the if-converted method.

(3)	The number of diluted weighted average shares used for this calculation is the same as the weighted average common shares outstanding share count when the Company reports a GAAP and non-GAAP net loss.

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